EXHIBIT 31.1

CERTIFICATION

I, Harold E. Miller, Jr., the senior officer of Franklin Capital Corporation (the “Servicer”) in charge of servicing, certify that:

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Franklin Auto Trust 2007-1 (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by the report is included in the Exchange Act periodic reports;

4.

I am responsible for reviewing the activities performed by the Servicer and based upon my knowledge and the compliance reviews conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5.

The report on assessment of compliance with servicing criteria for asset-backed securities and its related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

Date: December 14, 2007

/s/ Harold E. Miller, Jr.

HAROLD E. MILLER, JR.

President & Chief Executive Officer

(Senior officer in charge of the servicing function)